EXHIBIT 4.6
                                                                     -----------

                             AMENDMENT NO. 4 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of December 30, 1999, the Note following Item 27(f) of the Adoption Agreement for the Plan is amended to read as follows:

         NOTE: The Limitation Year for Code Section 415 purposes shall be the same as the determination period for Compensation unless an alternative period is specified: the Limitation Year for Code
                  Section 415 purposes is the calendar year (must be a consecutive twelve month period).

                  (2) Effective as of October 1, 2002, Item 28 of the Adoption Agreement for the Plan is amended to read as follows:

         28.      SALARY REDUCTION ARRANGEMENT - ELECTIVE DEFERRALS (Plan
                  Section 12.2) Each Participant may elect to have Compensation deferred by:

                  a.       [ ]      _____%.
                  b.       [ ]      up to _____%.

                  c.       [X]      from 1% to 15% prior to January 1, 2003, and
                                    from 1% to 20% on and after January 1, 2003.
                  d.       [ ]      up to the maximum percentage allowable not
                                    to exceed the limits of Code Sections
                                    401(k), 402(g), 404 and 415.

                  AND, Participants who are Highly Compensated Employees determined as of the beginning of a Plan Year may only elect to defer Compensation by

                  e.       [X]      from 1% to 8%.

                  f.       [ ]      The percentage equal to the deferral limit
                                    in effect under Code Section 402(g)(3) for the calendar year that begins with or within the Plan Year divided by the annual compensation limit in effect for the Plan
                                    Year under Code Section 401(a)(17).

                  MAY PARTICIPANTS make a special salary deferral election with respect to bonuses?
                  g.       [X]      No.
                  h.       [ ]      Yes, a Participant may elect to defer up to
                                    ____% of any bonus.

                  PARTICIPANTS MAY commence salary deferrals on the effective date of participation and on January 1, April 1, July 1 or October 1 (must be at least once each calendar year).

                           Participants may modify salary deferral elections:
                           1.  [ ]  As of each payroll period.
                           2.  [ ]  On the first day of the month.
                           3.  [ ]  On the first day of each Plan Year quarter.
                           4.  [ ]  On the first day of the Plan Year or the
                                    first day of the 7th month of the Plan Year.
                           5.  [X]  Other: January 1, April 1, July 1 and
                                    October 1 (must be at least once each
                                    calendar year).

                  AUTOMATIC ELECTION: Shall Participants who do not affirmatively elect to receive cash or have a specified amount contributed to the Plan automatically have Compensation deferred?

                  i.       [X]      No.

                  j.       [ ]      Yes, by ____% of Compensation.

                  SHALL THERE BE a special effective date for the salary deferral component of the Plan?
                  k.       [X]      No.
                  l.       [   ]    Yes, the effective date of the salary
                                    deferral component of the Plan is ______
                                    (enter month, day, year).

                  (3) Effective as of January 1, 2002, a new Appendix E is added to the Plan to read as follows:


                                   APPENDIX E

            ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

Section E.1.      Preamble
                  --------

                  1. Adoption and effective date. This Appendix E of the Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Appendix E is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Appendix E shall be effective as of the first day of the first plan year beginning after December 31, 2001.

                  2. Supersession of inconsistent provisions. This Appendix E shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix E.

Section E.2       Plan loans for owner-employees and shareholder-employees
                  --------------------------------------------------------

         Effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

Section E.3.      Limitations on contributions
                  ----------------------------

                  1. Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

                  2. Maximum annual addition. Except to the extent permitted under Section E.10 of this Appendix E and Section 414(v) of the Code, the annual addition that may be contributed or allocated to a participant's account under the Plan for any limitation year shall not exceed the lesser of:

         (a)      $40,000, as adjusted for increases in the cost-of-living under
                  Section 415(d) of the Code, or

         (b) 100 percent of the participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.


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


Section E.4       Increase in compensation limit.
                  ------------------------------

                  The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Section E.5       Modification of top-heavy rules.
                  -------------------------------

                  1. Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Section 1.37, Section 4.3(f) and Article IX of the Plan.

                  2. Determination of top-heavy status.

                  2.1. Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  2.2. Determination of present values and amounts. This Section
         2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                           2.2.1. Distributions during year ending on the
                  determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                           2.2.2. Employees not performing services during year
                  ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

                  3. Minimum benefits - Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.


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


Section E.6       Direct rollovers of Plan distributions.
                  --------------------------------------

                  1. Effective date. This section shall apply to distributions made after December 31, 2001.

                  2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.14 of the Plan, an eligible retirement plan shall also mean an annuity contract described in
Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code.

                  3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 6.14 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

Section E.7       Rollovers disregarded in involuntary cash-outs.
                  ----------------------------------------------

                  1. Applicability and effective date. This section shall be effective as specified in Section E.7(3) below.

                  2. Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Section 6.4, Section 6.5 and Section 6.6 of the Plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

                  3. Treatment of rollovers in application of involuntary cash-out provisions. The employer elects to exclude rollover contributions in determining the value of the participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules. The election shall apply with respect to distributions made after December 31, 2001 with respect to participants who separated from service at any time.

Section E.8       Repeal of multiple use test.
                  ---------------------------

                  The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 12.4(c) and Section 12.6(c) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

Section E.9       Elective deferrals - Contribution limitation.
                  --------------------------------------------

                  No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section E.10 of this Appendix E and Section 414(v) of the Code.

Section E.10      Catch-up contributions.
                  ----------------------

                  1. All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.


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


                  2. This Section E.10, Catch-up contributions, shall apply to contributions after September 30, 2002.

                  3. Notwithstanding anything in the Plan to the contrary, in no event will any catch-up contributions described in Section E.10 of this Appendix E be taken into account for purposes of allocating matching contributions under
Section 12.1(a)(2).

Section E.11      Suspension period following hardship distribution.
                  -------------------------------------------------

                  1. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period set forth in Section E.11(2).

                  2. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for six months after receipt of the distribution or until January 1, 2002, if later.

                  3. The post-hardship contribution limit set forth in Section 12.9(b)(4) of the Plan shall not apply for calendar years beginning after December 31, 2001, for Participants who receive a hardship distribution after December 31, 2000.

Section E.12      Distribution upon severance from employment.
                  -------------------------------------------

                  1. Effective date. This section shall apply for distributions occurring after December 31, 2001, regardless of when the severance from employment occurred.

                  2. New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Section E.13      Limitation on deductible contributions.
                  --------------------------------------

                  1. Company contributions made under Article IV and Article XII are subject to the limits on deductions set forth in Section 404 of the Code under which, subject to the requirements contained therein, the amount that is deductible may not exceed 25% of the aggregate annual gross compensation for the Company's fiscal year for which the contribution is made.

                  2. For purposes of this Section E.13 of Appendix E, annual gross compensation for any participant shall include amounts treated as "participant's compensation" under Section 415(c)(3)(C) or Section 415(c)(3)(D) of the Code. However, annual gross compensation shall not exceed the compensation limit set forth in Section E.4 of Appendix E.

                  3. Elective deferrals (as defined in Section 402(g)(3) of the Code) shall not be subject to the limitation set forth in Section E.13(1) of Appendix E, and shall not be taken into account in applying such limitation to any other contributions.

                  (4) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.


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


                  Dated at Waterbury, Connecticut this 2nd day of October, 2002.

ATTEST:                              WEBSTER BANK


/s/ Harriet Munrett Wolfe            By /s/ James C. Smith
---------------------------             ----------------------------------------
Its Secretary                           Its Chairman and Chief Executive Officer


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